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                    U. S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934



Date of Report (Date of earliest event reported): December 29, 1999

                                XETA Corporation
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             (Exact name of registrant as specified in its charter)

          Oklahoma                      0-16231                  73-1130045
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(State or other jurisdiction          (Commission              (IRS Employer
      of Incorporation)               File Number)           Identification No.)


1814 West Tacoma, Broken Arrow, Oklahoma                            74012
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(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code:      918-664-8200
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                                 Not Applicable
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            (Former name or address, if changed since last report.)


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Item 5.    Other Events.

         Since the last discussion of the Company's Year 2000 readiness efforts as discussed in its report on Form 10-Q for the fiscal quarter ended July 31, 1999 (as filed with the Commission on September 13, 1999), the Company has completed final notification of its call accounting customers regarding the availability of a software upgrade developed by the Company for its PC-based call accounting products, and all upgrades ordered by customers and scheduled for installation have been completed. As of December 6, 1999, approximately 96% of the XL(R) and Virtual XL(TM) call accounting sites and approximately 96% of the Buffie+ and XPERT(R) sites were upgraded for Y2K. The remaining sites represent customers who have not responded to the Company's notifications or who delayed in responding to the notifications and must wait for completion of their upgrade as scheduling allows. The Company will continue to use its best efforts to complete these upgrades prior to January 1, 2000; however no assurance can be given that all such upgrades will be completed by that time.

         The Company's systems are comprised in part of third-party hardware. Therefore, the upgrade discussed above not only corrects Y2K issues in the Company's proprietary call accounting software, but is also designed to compensate for all known Y2K problems associated with PC-based hardware. As a further precaution, the Company developed a hardware test diskette for its proprietary systems to detect any previously unknown Y2K problems related to the hardware. Customers are instructed to run the hardware test immediately after they have installed the Company's software upgrade. To date, test results from these on-going tests continue to be positive and have revealed no Y2K problems associated with the hardware for which the Company's software upgrade was unable to compensate.

         The Company also distributes products manufactured by third parties, such as voice mail systems and PBXs. The Company's primary Y2K efforts with respect to such products has been to monitor statements made by the third party manufacturers regarding the Y2K compliance status of their products and to relay those statements to the Company's customers including the need, if any, to update or upgrade such products to be Y2K compliant. This effort has been on-going, since new or revised information concerning potential Y2K issues and suggested remedial steps with regard to certain products has been released by the manufacturers as late as October of this year. The Company's notification efforts have included multiple verbal and written communications with its customers, including notices delivered via certified mail.

         The Company is a distributor of Baypoint Innovations (formerly Centigram(R)) voice mail systems. Of the 361 systems in the field sold or covered under maintenance agreements by the Company, 77% have been upgraded for Y2K pursuant to Baypoint's recommendations. The other 23% represent customers who have not responded to the Company's multiple notices. Baypoint's official Y2K statements indicate that while the Y2K associated problems identified with regard to voice mail systems will not affect the system's ability to operate and record messages, it will affect the system's ability to continue to store messages preceding the


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January 1, 2000 date. The Company has not performed any independent testing to provide assurance that Baypoint's assessment regarding the performance of its non-compliant systems is accurate, but it has developed a recovery methodology which it can use to address this problem with voice mail systems that have not been upgraded in advance of the change in millennium. This option will be provided to customers for a fee, upon their request.

         In October, 1999, the Company received a notice from Hitachi Telecom that Hitachi had detected some Y2K operational issues that could affect the ability of the Hitachi DX and HCX switches to accurately produce certain reports and other information. The notification further advised that Hitachi had developed a system update, as well as alternate steps for operation of the system, in order to address the problems detected. The Company responded promptly to this notice by requesting that Hitachi download the update to all of XETA's Hitachi customer base and subsidize a portion of the cost of activating the update. The Company then notified its Hitachi customers of the availability of the update, the reason for it, and the fee to be charged to cover the cost of an on site visit by one of the Company's technicians to activate the update. To date, a relatively small number of the Company's customers have requested that the update be activated on their systems. This is due to the fact that most of the Company's customers utilize XETA call accounting systems for their reporting functions which obviates the need for the update.

         As a result of purchasing 100% of the stock in U. S. Technologies Systems, Inc., the Company has substantially increased its customer base and therefore its potential exposure (through its newly acquired subsidiary) to Y2K liability should UST customers experience problems with equipment or systems purchased from UST and be successful in imposing legal liability on UST for such problems. The Company focused on this issue in its due diligence review of UST. Because UST distributes primarily Lucent Technologies products, most of which are represented by Lucent to be Y2K compliant, the potential for liability presents itself primarily with respect to those items of equipment that predate Y2K compliant versions. This represents a small percentage of sales made by UST during the past five years, and it is possible that many of these products may no longer be in use by the customer. Moreover, since Lucent Technologies provides the end-user with a manufacturer's warranty on its products, UST typically does not make any warranties with respect to the products. While no assurance can be given that the Company will not incur Y2K related liability through its subsidiary, UST, the Company believes, based upon its due diligence review of UST, that the risk of same is small.

         The Company has also made significant precautionary plans for responding to any problems which may be experienced by customers at the change of the millennium. Since October, the Company has been conducting on-going training sessions in-house for employees throughout the Company to prepare them how to respond to questions or problems under different Y2K scenarios. The Company has also stocked extra inventory of its proprietary PC-based call accounting systems as well as PC components such as motherboards that may be needed in emergency situations. In addition, the Company has plans to operate with increased round-the-clock service staff available from December 31, 1999 through January 3, 2000, so


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that the Company is prepared to handle any increase in service calls for any reason during such transition period.

         The Company has also assessed its internal technology systems for exposure to Y2K problems. These systems include its service and accounting systems as well as software and hardware used in product development. The Company has purchased and installed all software and hardware upgrades necessary to bring its systems into Y2K compliance. The Company has requested and received Y2K compliance statements from its major vendors who provide services such as electricity, phone service, banking services, etc., but has made no specific contingency plans in the event the Company experiences a loss or significant interruption of such services.

         The Company estimates that it spent approximately $200,000 during fiscal 1999 for Y2K compliance and estimates that it will spend approximately $75,000 in additional costs during the first quarter of fiscal 2000 for Y2K compliance activities including overtime costs for increased staffing of its call center. In addition, the Company has invested approximately $100,000 in additional inventory to meet potential emergencies. If not used for such emergencies, this inventory will be used in the normal course of the Company's business.

         While the Company is satisfied that it has planned for this unprecedented event in a responsible way, the uncertainties inherent in this event, coupled with the fact that the impact upon the Company of the Y2K problem will depend in part upon the Y2K preparation and mitigation efforts of parties outside of the Company's control, make it impossible for the Company to assess with any certainty the magnitude of any adverse impact that may be experienced by the Company. Management continues to believe that regardless of the extent of the Y2K problems that are actually experienced in the global marketplace, a surge in litigation will ensue. The Company is not a defendant in any Y2K related litigation at this time. However, as such litigation proliferates, the Company, as a provider of proprietary software and a service provider for telecommunications systems, becomes more vulnerable to such risk despite its best efforts to mitigate the impact of the Y2K problem on its products and services.

         This discussion on the Year 2000 should be read in conjunction with the Company's discussion on this topic contained in its Management's Discussion and Analysis of Financial Condition and Results of Operations contained in its Annual Report on Form 10-KSB for the fiscal year ended October 31, 1998, filed with the Commission, and similar discussions in subsequent quarterly reports filed with the Commission.

Item 7.     Financial Statements and Exhibits.

         None.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       XETA Corporation
                                       (Registrant)


Dated:   December 29, 1999             By: /s/ JACK R. INGRAM
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                                           Jack R. Ingram, President


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